CONFORMED COPY
                                                                 --------------


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  Form 8-K/A-1

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):               June 5, 2000
                                                             ----------------


                                 TBC CORPORATION

             (Exact name of registrant as specified in its charter)


    Delaware                    0-11579                          31-0600670
-----------------------------------------------------------------------------
(State or other               (Commission                     (IRS Employer
jurisdiction of                File Number)                   Identification
incorporation)                                                       No.)



4770 Hickory Hill Road, Memphis, Tennessee                             38141
-----------------------------------------------------------------------------
     (Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code:        (901) 363-8030
                                                          ---------------


                                 Not Applicable
  ---------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

         On June 20, 2000, TBC Corporation ("TBC") filed with the Commission a Current Report on Form 8-K, dated June 5, 2000. At Item 7 of such Report, TBC indicated that it would file the required historical financial statements of the business acquired and pro forma financial information on or before August 21, 2000. Set forth below is Item 7 of such Report restated in its entirety to include the required financial statements and pro forma financial information, all of which are being filed with this Amendment.

Item 7.           Financial Statements and Exhibits.
------            ---------------------------------

         (a)      Financial statements of business acquired.

                  See Financial Statement Index.

         (b)      Pro forma financial information.

                  See Financial Statement Index.

         (c)      Exhibits.

                  See Exhibit Index.




                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          TBC CORPORATION
                                                 (Registrant)

August 21, 2000                           By:     /s/ Ronald E. McCollough
---------------                               ----------------------------
     (Date)                                       Ronald E. McCollough
                                                  Executive Vice President,
                                                  Chief Financial Officer
                                                  and Treasurer

                            FINANCIAL STATEMENT INDEX

                                                                           Page
                                                                           ----

       Consolidated Balance Sheet of TKI Holdings, Inc.
       at December  31, 1999 . . . . . .  . . . . . . . . . . . . . . . . .   4

       Consolidated Statement of Operations of TKI Holdings, Inc.
       for the year ended December 31, 1999 . . . . . . . .  . . . . . . .    6

       Consolidated Statement of Stockholders' Equity of TKI Holdings,
       Inc. for the year ended December 31, 1999 . . . . . . . . . . . . .    7

       Consolidated Statement of Cash Flows of TKI Holdings, Inc.
       for the year ended December 31, 1999 . . . . . . . . . . . . .  . .    8

       Notes to Consolidated Financial Statements of TKI Holdings, Inc.
       at and for the year ended December 31, 1999 . . . . . . . . . . . .    9

       Report of Arthur Andersen LLP on Consolidated Financial
       Statements of TKI Holdings, Inc. at and for the year ended
       December 31, 1999 . . . . . . . . . . . . . . . . . . . . . . . . .   16

       Unaudited Consolidated Balance Sheet of TKI Holdings, Inc.
       at March 31, 2000 . . . . . . . . . . . . . . . . . . . . . . . . .   17

       Unaudited Consolidated Statements of Operations of TKI Holdings,
       Inc. for the three months ended March 31, 2000 and 1999 . . . . . .   19

       Unaudited Consolidated Statements of Cash Flows of TKI Holdings,
       Inc. for the three months ended March 31, 2000 and 1999 . . . . . .   20

       Notes to Unaudited Consolidated Financial Statements of TKI
       Holdings, Inc. at March 31, 2000 and for the three months ended
       March 31, 2000 and 1999 . . . . . . . . . . . . . . . . . . . . . .   21

       Unaudited Pro Forma Combined Statement of Income of
       TBC Corporation and TKI Holdings, Inc. for the year ended
       December 31, 1999 . . . . . . . . . . . . . . . . . . . . . . . . .   22

       Unaudited Pro Forma Combined Statement of Income of
       TBC Corporation and TKI Holdings, Inc. for the six months
       ended June 30, 2000 . . . . . . . . . . . . . . . . . . . . . . . .   23

       Notes to Unaudited Pro Forma Combined Statement of Income
       of TBC Corporation and TKI Holdings, Inc. . . . . . . . . . . . . .   24

                               TKI HOLDINGS, INC.

                           CONSOLIDATED BALANCE SHEET

                                DECEMBER 31, 1999

                                 (000's Omitted)


                                     ASSETS
                                     ------
CURRENT ASSETS:
      Cash and cash equivalents                                               $    76
      Accounts receivable, less allowance for doubtful
           accounts of $868                                                    12,733
      Merchandise inventory, less reserve for obsolescence of $749             30,433
      Current portion of deferred tax asset                                     3,370
      Prepaid expenses and other current assets                                 1,242
                                                                              -------

               Total current assets                                            47,854

PROPERTY AND EQUIPMENT, net                                                    10,956

DEFERRED TAX ASSET, less current portion                                        2,408

INTANGIBLES, net                                                               14,351

DEPOSITS AND OTHER ASSETS, net                                                  1,588
                                                                              -------

               Total assets                                                   $77,157
                                                                              =======










                                   (Continued)

                                TKI HOLDINGS, INC

                           CONSOLIDATED BALANCE SHEET

                                DECEMBER 31, 1999

                                 (000's Omitted)

                                   (Continued)



                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------
CURRENT LIABILITIES:
      Accounts payable                                                        $29,012
      Accrued liabilities                                                       9,586
      Line of credit                                                              710
      Current portion of capital lease obligation                                 403
      Current portion of the deferred revenues                                  1,733
      Income taxes payable                                                        152
                                                                              -------
          Total current liabilities                                            41,596

CAPITAL LEASE OBLIGATION, net of current portion                                  462

LONG-TERM DEBT, less current maturities                                         2,870

DEFERRED RENT                                                                   3,427

DEFERRED REVENUE, less current portion                                            333
                                                                              -------

          Total liabilities                                                    48,688
                                                                              -------

COMMITMENTS AND CONTINGENCIES (Notes 6 and 12)

STOCKHOLDERS' EQUITY:
      Common stock, $.01 par value, 120,000 shares authorized,
         100,357 shares issued and outstanding                                      1
      Additional paid-in capital                                               27,524
      Retained earnings                                                           944
                                                                              -------

          Total stockholders' equity                                           28,469
                                                                              -------

          Total liabilities and stockholders' equity                          $77,157
                                                                              =======



           The accompanying notes to consolidated financial statements are an integral part of this balance sheet.

                               TKI HOLDINGS, INC.

                      CONSOLIDATED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                 (000's Omitted)

SALES AND SERVICES                                                    $ 223,928

COST OF MERCHANDISE SOLD                                                125,707
                                                                      ---------

      Gross profit                                                       98,221

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                             92,837

DEPRECIATION AND AMORTIZATION                                             3,660

PROVISION FOR RESTRUCTURING AND OTHER
      NONRECURRING CHARGES                                                1,214

INTEREST EXPENSE, net of interest income of $160                            157

OTHER (INCOME) EXPENSE                                                     (245)
                                                                      ---------

      Income before income taxes                                            598

PROVISION FOR INCOME TAXES                                                  294
                                                                      ---------

      Net income                                                      $     304
                                                                      =========











          The accompanying notes to consolidated financial statements are an integral part of this statement.

                               TKI HOLDINGS, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                 (000's Omitted)

                                                 Additional
                                     Common        Paid-in      Retained     Stockholders'
                                     Stock         Capital      Earnings        Equity
                                   ----------   -----------     ----------    -----------
BALANCE, December 31, 1998        $       1     $  27,524       $     640     $  28,165

      Net income                          -             -             304           304
                                   ----------   -----------     -----------   -----------

BALANCE, December 31, 1999         $      1     $  27,524       $     944     $  28,469
                                   ==========    ==========     ===========   ===========
























           The accompanying notes to consolidated financial statements are an integral part of this statement.

                               TKI HOLDINGS, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                 (000's Omitted)

CASH FLOWS FROM OPERATING ACTIVITIES:
      Net income                                                   $   304
      Adjustments to reconcile net income to cash provided by
          operating activities-
               Depreciation and amortization                         3,660
               Loss on sale of property and equipment                   38
               Deferred income tax provision                           142
               Changes in operating assets and liabilities:
                   (Increase) decrease in-
                       Accounts receivable, net                     (2,396)
                       Merchandise inventory, net                   (3,646)
                       Deferred tax asset                              (24)
                       Income taxes receivable                         278
                       Prepaid expenses and other current assets      (814)
                       Deposits and other assets, net                   (2)
                   Increase (decrease) in-
                       Accounts payable and accrued liabilities      4,498
                       Income taxes payable                            152
                       Deferred revenue                                (64)
                       Deferred rent                                    (5)
                                                                   -------
                   Cash provided by operating activities             2,121
                                                                   -------

CASH FLOWS FROM INVESTING ACTIVITIES:
      Acquisition of property and equipment                         (2,953)
      Proceeds from sale of property and equipment                       5
                                                                   -------
                   Cash used in investing activities                (2,948)
                                                                   -------

CASH FLOWS FROM FINANCING ACTIVITIES:
      Additions (repayments) of long-term debt and
          capital lease obligations                                $   610
                                                                   -------
                   Cash provided by financing activities               610
                                                                   -------

NET DECREASE IN CASH AND CASH EQUIVALENTS                             (217)

CASH AND CASH EQUIVALENTS, beginning of year                           293
                                                                   -------

CASH AND CASH EQUIVALENTS, end of year                             $    76
                                                                   =======

SUPPLEMENTAL INFORMATION:
      Interest paid                                                $   105
                                                                   =======
      Income taxes refunded                                        $   278
                                                                   =======
      Acquisition of property and equipment under capital lease    $   599
                                                                   =======



           The accompanying notes to consolidated financial statements are an integral part of this statement.

                               TKI HOLDINGS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1999

1.    GENERAL
      -------

TKI Holdings, Inc. (the "Company"), a Delaware corporation, was incorporated on December 22, 1992. On January 11, 1993, the Company acquired all of the outstanding stock of Tire Kingdom, Inc. ("TKI") for a purchase price of $50.6 million. The acquisition was accounted for as a purchase. The net assets acquired have been recorded at fair value. The excess of purchase price over fair value of net assets is reflected as goodwill.

The Company, through its wholly-owned subsidiary, TKI, is engaged in the retail and wholesale sale of tires and related automotive parts and services in Florida and North Carolina.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
      ------------------------------------------

         Cash and Cash Equivalents

The Company considers cash equivalents to be short-term, highly liquid investments that are readily convertible into cash and have a maturity of three months or less. Cash and cash equivalents at December 31, 1999 consist of funds deposited in non-interest bearing operating bank accounts and a money-market type investment account which is collateralized by AA rated securities.

         Inventories

Inventories are stated at the lower of cost or market, with cost determined on a weighted average basis.

         Intangibles

Intangible assets consist of deferred acquisition costs and goodwill. These assets are being amortized on the straight-line method over their estimated useful lives of 40 years. Amortization expense was $435,000 for the year ended December 31, 1999.

         Long-Lived Assets

The Company continually evaluates factors, events and circumstances which include, but are not limited to, the historical and projected operating performance, specific industry trends and general economic conditions to assess whether the remaining estimated useful lives of intangible assets may warrant revision or that the remaining balance of intangible assets may not be recoverable. When such factors, events or circumstances indicate that intangible assets should be evaluated for possible impairment, the Company uses an estimate of undiscounted cash flow over the remaining lives of the intangible assets in measuring their recoverability. Management has reviewed the Company's long-lived assets and has determined that no factors, events or circumstances have occurred requiring impairment loss recognition or a revision of the remaining estimated useful lives.

         Stock-Based Compensation

Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," encourages, but does not require companies to record compensation expense using a fair value based method. The Company has chosen to continue to account for stock-based compensation using the intrinsic value based method prescribed in Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." Accordingly, compensation expense for stock options is measured as the excess, if any, of the estimated market value of the Company's stock, as determined by the Board of Directors, at the date of the grant over the amount an employee must pay to acquire the stock.

         Deferred Rent

Certain store and warehouse lease agreements provide for scheduled base rental increases over the lease term. The Company recognizes the aggregate rent expense on a straight-line basis over the lease term, with the difference between rent expense on a straight-line basis and the base rental reflected as deferred rent.

         Self-Insurance Liability

The Company is self-insured, up to certain limits, for workers' compensation and employee group accident and health benefits and, accordingly, accrues for unpaid claims and associated expenses including incurred but not reported losses as calculated by its respective professional insurance administrators. Changes in this liability are recorded in the periods in which they become known.

In connection with the Company's self-insured workers' compensation policy, the Company has obtained a $2,600,000 surety bond, and the insurer holds $1,049,000 of U.S. Treasury Securities to serve as collateral. The U.S. Treasury Securities are included in "deposits and other assets, net" in the accompanying consolidated balance sheet as of December 31, 1999.

         Depreciation

Depreciation of property and equipment is calculated on a straight-line basis over the estimated useful lives of the individual assets, as follows:

                Furniture and fixtures                     5 - 10 years
                Machinery and equipment                    3 - 10 years
                Leasehold improvements                     Life of Lease
                Computer equipment                         5 years
                Vehicles                                   4 - 5 years


         Deferred Revenue

The Company sells road hazard, wheel alignment, and tire rotation and balancing warranty policies. The terms of these policies provide for the replacement or repair, realignment, rotation and re-balancing of tires. Revenue from these sales is deferred and recognized as income over the policy period in proportion to the expected costs to be incurred under the policy.

         Concentration of Suppliers

The Company purchases the majority of its tire inventories from five major tire manufacturers.

         Fair Value of Financial Instruments

SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of the fair value of certain financial instruments. Cash and cash equivalents, accounts receivable and accounts payable are reflected in the accompanying consolidated balance sheet, at cost, which approximates fair value.

         Reporting Comprehensive Income

The Company has adopted SFAS No. 130, "Reporting Comprehensive Income". SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in financial statements. This statement requires that all elements of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. For the year ended December 31, 1999, the Company's comprehensive income equaled its net income, as there were no adjustments to net income under SFAS No. 130.

         Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.    ACCOUNTS RECEIVABLE
      -------------------

Accounts receivable consists of the following at December 31, 1999:

               Trade accounts receivable, net                     $  8,697,000
               Vendor rebate receivables                             2,503,000
               Co-op advertising receivables                           627,000
               Credit card receivables                                 906,000
                                                                  -------------
                                                                  $ 12,733,000
                                                                  =============

4.    PROPERTY AND EQUIPMENT
      ----------------------

Property and equipment consists of the following at December 31, 1999:

               Furniture and fixtures                             $  7,889,000
               Machinery and equipment                              12,017,000
               Leasehold improvements                                3,565,000
               Computer equipment                                    8,064,000
               Vehicles                                              1,086,000
                                                                  -------------
                                                                    32,621,000

               Less:  Accumulated depreciation                      21,665,000
                                                                  -------------
                                                                  $ 10,956,000
                                                                  =============

Depreciation expense for the year ended December 31, 1999 was $3,225,000.

5.    LONG-TERM DEBT
      --------------

On April 15, 1998, two of the Company's stockholders sold 6,250 shares back to the Company for $110,000 in cash and a $2,515,000 promissory note. The promissory note bears interest at 8% per annum, payable annually or added to the principal at the discretion of the Company, and matures on April 15, 2003. At December 31, 1999, $355,000 of accrued interest is included in "long-term debt, less current maturities" in the accompanying consolidated balance sheet.

6.    CAPITAL LEASE OBLIGATION
      ------------------------

The Company leases certain computer equipment under a capital lease. The schedule of future minimum lease payments, together with the present value of the net minimum lease payments as of December 31, 1999, is as follows:

             Year ending December 31,
                  2000                                        $457,000
                  2001                                         454,000
                  2002                                          31,000
                                                              ---------
                                                               942,000

                  Less:  amount representing
                      interest at approximately 8%              77,000
                                                              ---------
                  Present value of net minimum
                      lease payments                          $865,000
                                                              =========


7.    LINE OF CREDIT
      --------------

On October 26, 1998, the Company entered into an agreement with NationsBank to open a revolving line of credit, effective January 1, 1999, in an amount not to exceed $8 million. Interest is payable monthly at an interest rate of LIBOR plus 2%. The line of credit expires on April 30, 2000, at which time the outstanding principal balance plus accrued interest shall be paid. At December 31, 1999, there was $710,000 outstanding under the revolving line of credit.

8.    OPERATING LEASES
      ----------------

The Company leases substantially all of its store locations, warehouses and corporate headquarters under long-term noncancellable operating leases. Substantially all of these leases contain renewal options at the end of the initial lease term with no options for purchase. As previously stated, certain leases provide fixed rent escalations which are recorded on a straight-line basis. The remaining leases have escalation factors of the lower of a fixed or consumer price index rate. Rent expense for store locations and other buildings was $15,474,000 for the year ended December 31, 1999.

The Company also has a long-term operating lease on certain delivery vehicles. Rent expense related to these vehicles was $446,000 for the year ended December 31, 1999.

      ----------------------------

The following is a schedule of future minimum rental payments required under operating leases that have initial or remaining noncancellable lease terms in excess of one year.

             Year ending December 31,
                  2000                                  $   15,190,000
                  2001                                      14,737,000
                  2002                                      14,162,000
                  2003                                      13,125,000
                  2004                                      10,587,000
                  Thereafter                                74,181,000
                                                        --------------
                                                        $  141,982,000
                                                        ==============

9.    EMPLOYEE BENEFIT PLANS
      ----------------------

The Company has a 401(k) employees' savings and retirement plan in which all eligible employees may participate. Under the plan, the Company matches fifty percent of employee contributions (up to two percent of salary). The Company's contributions to the plan were $335,000 for the year ended December 31, 1999. The Company's participation in the plan may be terminated at any time by the Board of Directors.

The  Company  also  maintains  an  Employee   Benefit  Trust  Plan.  This  is  a
self-insurance plan providing employees with health and accident insurance benefits. A portion of the cost is charged to each participating employee.

10.   INCOME TAXES
      ------------

Deferred income taxes at December 31, 1999 reflect the impact of temporary differences between amounts of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws.

Temporary differences which give rise to a significant portion of deferred tax assets and liabilities consist of, among other items, deferred revenue, deferred rent, accrued self-insurance reserves, depreciation and uniform capitalization.

Provision for income taxes for the year ended December 31, 1999 consist of the following:

                                   Current         Deferred              Net
                                  --------         --------              ---

           State                  $      -          $ 43,000        $  43,000
           Federal                 152,000            99,000          251,000
                                  --------         ---------         --------
                                  $152,000          $142,000         $294,000
                                  ========          ========         ========

As of December 31, 1999, the Company's consolidated balance sheet contains a net deferred tax asset of $5,778,000. Realization of this amount is dependent upon generating future taxable income. Although realization is not assured, management believes it is more likely than not that the remaining deferred tax asset will be realized based upon estimated future taxable income.

11.   STOCK INCENTIVE AND STOCK OPTION PLANS
      --------------------------------------

The Company adopted an employee stock option plan to provide incentives to key employees. All of the options vest at either 25% or 33-1/3% per year and expire after ten years. The information for shares under option is as follows:

             Outstanding, January 1, 1999-
                  Shares                                         10,135
                  Price                                       $300-$420

             Granted:
                  Shares                                             -
                  Price                                              -

             Exercised:
                  Shares                                             -
                  Price                                              -

             Cancelled:
                  Shares                                            700
                  Price                                             420

             Outstanding, December 31, 1999-
                  Shares                                          9,435
                  Price                                       $300-$420

The Company applies APB Opinion No. 25 and related interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized for stock options. If compensation expense for the Company's stock was based on the fair value at the grant dates for awards, consistent with the method of SFAS No. 123, the Company's net income would have been as follows:

             Net income-
                  As reported                                 $ 304,000
                  Pro forma                                     251,000

The fair value of each option grant was estimated on the date of grant using the Black-Scholes option pricing model for all options granted after January 1, 1995, with the following weighted average assumptions: expected volatility of 0%, risk-free interest rates of 7%, expected dividends of $0 and expected lives of 7 years.

12.   CONTINGENCIES
      -------------

The Company is subject to various lawsuits and claims with respect to such matters arising out of the normal course of business. While the effect on the future financial results is not subject to reasonable estimation because considerable uncertainties exist, in the opinion of Company counsel, the ultimate liabilities resulting from such lawsuits and claims will not materially affect the consolidated financial position or results of operations of the Company.

13.   RELATED PARTY TRANSACTIONS
      --------------------------

The Company leases its corporate headquarters and a warehouse facility from a partnership in which one of the Company's stockholders is a partner. Total rent expense under this long-term operating lease was $942,000 for the year ended December 31, 1999. The Company also leases certain of its store locations from two of the Company's stockholders under operating leases. Rent expense for these locations was $898,000 for the year ended December 31, 1999.

14.   RESTRUCTURING AND OTHER NONRECURRING CHARGES
      --------------------------------------------

In 1999, the Company underwent a sales and use tax audit covering the period of April 1, 1993 through March 31, 1998, and was assessed taxes and interest of $236,000 and $95,000, respectively. These amounts are included in provision for restructuring and other nonrecurring charges. The Company has accrued an additional $70,000 in 1999 for the period of April 1, 1998 through December 31, 1999. This amount is included in selling, general and administrative expenses in the accompanying consolidated statement of operations. Management believes that it has amended its accounting procedures to limit future exposure.

Pursuant to long-standing litigation, in early March 2000, the Company became aware that a court ruled that it was responsible for certain attorneys' fees, cost and interest in an amount of $883,000. The Company believes that this award is improper. The Company is appealing the award and expects to eventually prevail in the matter. The amount of $883,000 has been accrued in the accompanying financial statements and included in provision for restructuring and other nonrecurring charges.

                                                                 ARTHUR ANDERSEN






               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               --------------------------------------------------

To the Board of Directors of
   TKI Holdings, Inc.:

We have audited the accompanying consolidated balance sheet of TKI Holdings, Inc. (a Delaware corporation) and subsidiary as of December 31, 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TKI Holdings, Inc. as of December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

Arthur Andersen LLP

West Palm Beach, Florida,
     March 20, 2000.

                               TKI HOLDINGS, INC.

                      UNAUDITED CONSOLIDATED BALANCE SHEET

                                 MARCH 31, 2000

                                 (000's Omitted)


                                     ASSETS
                                     ------
CURRENT ASSETS:
      Cash and cash equivalents                                               $   181
      Accounts receivable, less allowance for doubtful
          accounts of $753                                                     10,228
      Merchandise inventory, less reserve for obsolescence of $685             26,455
      Current portion of deferred tax asset                                     3,370
      Prepaid expenses and other current assets                                   915
                                                                              -------

               Total current assets                                            41,149

PROPERTY AND EQUIPMENT, net                                                    10,594

DEFERRED TAX ASSET, less current portion                                        2,256

INTANGIBLES, net                                                               14,243

DEPOSITS AND OTHER ASSETS, net                                                  1,737
                                                                              -------

               Total assets                                                   $69,979
                                                                              =======









                                   (Continued)

                                TKI HOLDINGS, INC

                      UNAUDITED CONSOLIDATED BALANCE SHEET

                                 MARCH 31, 2000

                                 (000's Omitted)

                                   (Continued)



                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------
CURRENT LIABILITIES:
      Accounts payable                                                        $21,298
      Accrued liabilities                                                      10,354
      Current portion of capital lease obligation                                 409
      Current portion of the deferred revenues                                  1,738
      Income taxes payable                                                        259
                                                                              -------
          Total current liabilities                                            34,058

CAPITAL LEASE OBLIGATION, net of current portion                                  357

LONG-TERM DEBT, less current maturities                                         2,924

DEFERRED RENT                                                                   3,458

DEFERRED REVENUE, less current portion                                            333
                                                                              -------

          Total liabilities                                                    41,130
                                                                              -------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
      Common stock, $.01 par value, 120,000 shares authorized,
         100,357 shares issued and outstanding                                      1
      Additional paid-in capital                                               27,524
      Retained earnings                                                         1,324
                                                                              -------

          Total stockholders' equity                                           28,849
                                                                              -------

          Total liabilities and stockholders' equity                          $69,979
                                                                              =======




     See accompanying notes to unaudited consolidated financial statements.

                               TKI HOLDINGS, INC.

                 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

                                 (000's Omitted)

                                                    Three Months
                                                   Ended March 31,
                                               --------------------
                                                 2000        1999
                                               --------    --------


SALES AND SERVICES                             $ 57,347    $ 54,502

COST OF MERCHANDISE SOLD                         32,408      29,987
                                               --------    --------

      Gross profit                               24,939      24,515

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES     23,365      22,664

DEPRECIATION AND AMORTIZATION                       920         849

INTEREST EXPENSE, net of interest income
      of $26 and $12 respectively                    57          67

OTHER (INCOME) EXPENSE                              (58)        (79)
                                               --------    --------

      Income before income taxes                    655       1,014

PROVISION FOR INCOME TAXES                          275         498
                                               --------    --------

      Net income                               $    380    $    516
                                               ========    ========













     See accompanying notes to unaudited consolidated financial statements.

                               TKI HOLDINGS, INC.

                 UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (000's Omitted)

                                                                          Three Months
                                                                        Ended March 31,
                                                                     --------------------
                                                                        2000       1999
                                                                     ---------   --------

CASH FLOWS FROM OPERATING ACTIVITIES:
      Net income                                                     $   380    $   516
          Adjustments to reconcile net income to cash
             provided by operating activities-
               Depreciation and amortization                             920        849
               Loss on sale of property and equipment                      2          6
               Deferred income tax provision                              77         35
               Changes in operating assets and liabilities:
                   (Increase) decrease in-
                      Accounts receivable, net                         1,085        (70)
                      Merchandise inventory, net                       3,978        301
                      Deferred tax asset                                  75         (5)
                      Prepaid expenses and other current assets          327       (144)
                      Deposits and other assets, net                    (149)        (2)
                   Increase (decrease) in-
                      Accounts payable and accrued liabilities        (5,519)    (1,325)
                      Income taxes payable                               107        718
                      Deferred revenue                                     5         36
                      Deferred rent                                       31         (2)
                                                                     -------    -------
                   Cash provided by operating activities               1,319        913
                                                                     -------    -------

CASH FLOWS FROM INVESTING ACTIVITIES:
      Acquisition of property and equipment                             (459)      (383)
                                                                     -------    -------
                   Cash used in investing activities                    (459)      (383)
                                                                     -------    -------

CASH FLOWS FROM FINANCING ACTIVITIES:
      Additions (repayments) of long-term debt and
          capital lease obligations                                     (755)        30
                                                                     -------    -------
                   Cash provided by (used in) financing activities      (755)        30
                                                                     -------    -------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                105        560

CASH AND CASH EQUIVALENTS, beginning of year                              76        293
                                                                     -------    -------

CASH AND CASH EQUIVALENTS, end of period                             $   181    $   853
                                                                     =======    =======

SUPPLEMENTAL INFORMATION:
      Interest paid                                                  $    30    $    28
                                                                     =======    =======
      Income taxes paid (refunded)                                   $    15    $  (278)
                                                                     =======    =======
      Acquisition of property and equipment under capital lease      $  --      $    22
                                                                     =======    =======



      See accompanying notes to unaudited consolidated financial statements.

                               TKI HOLDINGS, INC.

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS




1.    FINANCIAL STATEMENT PRESENTATION
      --------------------------------

The consolidated balance sheet as of March 31, 2000, and the consolidated statements of income and cash flows for the three months ended March 31, 2000 and 1999, have been prepared by the Company, without audit. It is Management's opinion that these statements include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position, results of operations and cash flows as of March 31, 2000 and for all periods presented. The results for the periods presented are not necessarily indicative of the results that may be expected for the full year.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these unaudited consolidated financial statements be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 1999.

                     TBC CORPORATION AND TKI HOLDINGS, INC.

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1999

                    (In thousands, except per share amounts)


                                                           TBC               TKI
                                                       Corporation        Holdings,                  Pro Forma
                                                        (Adjusted            Inc.         --------------------------------
                                                        Historical)     (Historical)      Adjustments         Consolidated
                                                      -------------     ------------      -----------         ------------
                                                             (A)

NET SALES                                               $743,050          $223,928        $          -           $966,978
                                                        --------          --------        -------------          --------


COSTS AND EXPENSES:

      Cost of sales                                       613,425          125,707              (2,850)  (D)      736,282

      Distribution, selling and administrative (B)         91,194           96,497                 679   (E)      188,370

      Interest expense                                      7,676              317  (C)          2,891   (F)       10,884

      Other (income) expense - net                         (1,840)             809  (C)           (516)  (G)       (1,547)
                                                        -----------       ----------        -----------         ----------


           Total costs and expenses                       710,455          223,330                 204            933,989
                                                         ---------        ---------          -----------         ---------

INCOME BEFORE INCOME TAXES                                 32,595              598                (204)            32,989

PROVISION FOR INCOME TAXES                                 12,536              294                 322   (H)       13,152
                                                        ----------        ----------       ------------          ---------
NET INCOME                                              $  20,059         $    304        $       (526)          $ 19,837
                                                        ==========        ==========      =============          =========


EARNINGS PER SHARE -
      Basic and diluted                                 $     .95                                              $      .94
                                                        ==========                                              ==========









      See accompanying notes to pro forma consolidated financial statements.

                     TBC CORPORATION AND TKI HOLDINGS, INC.

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

                     FOR THE SIX MONTHS ENDED JUNE 30, 2000

                    (In thousands, except per share amounts)


                                                                            TKI
                                                           TBC         Holdings, Inc.                 Pro Forma
                                                       Corporation       (5 months          --------------------------------
                                                       (Historical)      Historical)        Adjustments         Consolidated
                                                      -------------     ------------        -----------         ------------



NET SALES                                                $383,823          $ 95,920        $          -           $479,743
                                                         --------          --------        --------------         --------


COSTS AND EXPENSES:

      Cost of sales                                       310,247            53,746              (1,167)  (D)      362,826

      Distribution, selling and administrative (B)         55,007            41,338                   2   (E)       96,347

      Interest expense                                      4,902               144  (C)          1,428   (F)        6,474

      Other (income) expense - net                         (1,056)             (181) (C)              -             (1,237)
                                                         ---------         ---------        -------------         ---------


           Total costs and expenses                       369,100            95,047                 263            464,410
                                                         ---------         ---------        -------------         ---------

INCOME BEFORE INCOME TAXES                                 14,723               873                (263)            15,333

PROVISION FOR INCOME TAXES                                  5,769               220                  66   (H)        6,055
                                                         ---------         ---------        -------------         ---------

NET INCOME                                               $  8,954          $    653        $       (329)          $  9,278
                                                         ==========        =========        =============         =========


EARNINGS PER SHARE -
      Basic and diluted                                  $    .42                                                 $    .44
                                                         ==========                                               =========








     See accompanying notes to pro forma consolidated financial statements.

                     TBC CORPORATION AND TKI HOLDINGS, INC.

           NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME


      The unaudited pro forma combined statement of income for the year ended December 31, 1999 gives effect to TBC's acquisition on June 5, 2000 of TKI Holdings, Inc., which owned 100% of the capital stock of Tire Kingdom, Inc. ("Tire Kingdom"). The Acquisition was effective June 1, 2000 for accounting purposes and was accounted for as a purchase. This pro forma information is based on the historical consolidated financial statements of TBC and its subsidiaries and Tire Kingdom under the assumptions and adjustments set forth in the accompanying notes. The historical income statement for TBC for the six months ended June 30, 2000 includes results for Tire Kingdom after the June 1, 2000 effective date of the Acquisition.

      The unaudited pro forma combined statements of income have been prepared by the management of TBC, assuming a purchase price of $45.0 million and the payment of certain liabilities of Tire Kingdom. The unaudited pro forma combined statements of income, which include results of operations as if the Acquisition had been consummated on January 1, 1999, do not reflect transaction expenses expected to be incurred or any anticipated cost savings except as noted in the accompanying notes. The unaudited pro forma combined statements of income have been prepared assuming retention of all of the Company's and Tire Kingdom's sales following the Acquisition. As a result, the unaudited pro forma combined statements of income may not be indicative of the results of operations that actually would have occurred had the Acquisition been in effect during the period presented or which may be attained in the future. Actual performance will differ, and the differences may be material. The unaudited pro forma combined statements of income should be read in conjunction with the historical consolidated financial statements and notes thereto of TBC and Tire Kingdom.

      A pro forma combined balance sheet is not included with the pro forma financial information included herein, since TBC Corporation's Form 10-Q for the period ended June 30, 2000, as filed with the Commission, includes a consolidated balance sheet for TBC Corporation and subsidiaries (including Tire Kingdom) as of June 30, 2000, subsequent to the Acquisition.

      Earnings per share have been computed by dividing net income by the weighted average number of common shares and equivalents outstanding. The weighted average number of common shares outstanding were 21,177,000 for the year ended December 31, 1999 and 21,208,000 for the six months ended June 30, 2000. Common share equivalents, representing shares issuable upon assumed exercise of stock options, totaled 12,000 for the year 1999. There were no common share equivalents for the six months ended June 30, 2000. The weighted average number of common shares and equivalents outstanding were 21,189,000 for the year 1999 and 21,208,000 for the six months ended June 30, 2000.

           NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                                   (Continued)

(A) The 1999 historical income statement for TBC excludes an after-tax charge of $2.8 million, or $0.13 per share, related to the write-off of a note receivable that had been the subject of litigation since 1989, and an after-tax net gain of $700,000, or $0.03 per share, related to the sale of a distribution facility and the costs of relocating to four new distribution centers.

(B) Distribution, selling and administrative expenses include the provisions for doubtful accounts and notes.

(C) Interest expense and net other income/expense for Tire Kingdom reflect the reclassification of interest income, which was previously netted against interest expense.

(D) Pro forma adjustments to cost of sales include benefits from the combined purchasing strength of TBC Corporation and Tire Kingdom. The savings reflected represent amounts resulting from incremental purchasing economies arising from the Acquisition and are based on agreements that the Company currently has with suppliers. Management believes that the total annual purchasing savings will be realized in the first year following the Acquisition.

(E) Pro forma adjustments to distribution, selling and administrative expenses for the year ended December 31, 1999 include additional amortization of intangibles of $1.2 million, the elimination of a one-time adjustment by Tire Kingdom of $675,000, and net savings of $1.2 million associated with the administration of the combined companies. The net decrease in administrative expenses is principally related to reductions in executive staffing.

      For the six months ended June 30, 2000, pro forma adjustments to distribution, selling and administrative expenses include additional amortization of intangibles of $602,000 and net savings of $600,000 associated with the administration of the combined companies.

      The additional amortization of intangibles is principally related to the increase in goodwill associated with the Acquisition. Such goodwill, as well as intangible assets on the balance sheet of Tire Kingdom prior to the Acquisition, is amortized over an estimated life of 20 years.

(F) Pro forma adjustments to interest expense include interest on the additional borrowings to finance the Acquisition, additional fees on TBC's short-term and long-term borrowing agreements, higher interest rates on TBC's actual borrowings during the periods presented, and the elimination of interest to Tire Kingdom stockholders related to the extinguishment of related debt.

(G) Pro forma adjustments to other income/expense for the year ended December 31, 1999, represent the elimination of certain non-recurring items recorded by Tire Kingdom, including a provision for restructuring.

(H) The provisions for income taxes were made after considering the non-deductible nature of the additional amortization of intangible assets. In addition, as a result of the Acquisition, the statutory Federal income tax rate applied to Tire Kingdom's taxable earnings increased from 34% to 35%.




                                  EXHIBIT INDEX
                                                                                                Page
                                                                                               ----
Exhibit No. and Description:

(2) Plan of acquisition, reorganization, arrangement, liquidation or succession.

        2.1    Agreement  and Plan of Merger,  dated as of June 2, 2000,  by and among TBC Corporation, TBC Retail Enterprises, Inc.,
               TKI Holdings, Inc. and Certain Stockholders of TKI Holdings, Inc. . . .          *

(23)    Consents of experts and counsel.

        23.1   Consent of Arthur Andersen LLP to the incorporation by reference into Registration Statement No. 33-43166 on Form S-8 for TBC
               Corporation, of their report on the consolidated financial statements
               of TKI Holdings, Inc. at and for the year ended December 31, 1999 . .            27



















* Indicates Exhibit was previously filed with the Commission. (As permitted by Item 601(b)(2) of Regulation S-K, the Schedules delivered by TKI Holdings, Inc. to TBC Corporation contemporaneously with the execution of the above Merger Agreement are not being filed herewith. A description of the contents of the Schedules is set forth on page (viii) of the Merger Agreement. TBC Corporation agrees to furnish a copy of the Schedules to the Commission upon request.)